Exhibit 10.1

FIFTEENTH AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Fifteenth Amendment to Employment Agreement is made and entered into effective as of the 1st day of January, 2014, by and between WATSCO, INC., a Florida corporation (hereinafter called the “Company”), and ALBERT H. NAHMAD (hereinafter called the “Employee”).

RECITALS

WHEREAS, the Company and the Employee entered into an Employment Agreement effective as of January 31, 1996 (the “Employment Agreement”) pursuant to which the Employee renders certain services to the Company; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors amended the Employment Agreement effective as of January 1, 2001, January 1, 2002, January 1, 2003, January 1, 2004, January 1, 2005, January 1, 2006, January 1, 2007, January 1, 2008, December 10, 2008, January 1, 2009, January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors has set the targets for the performance based compensation payable by the Company to the Employee for the year 2014; and

WHEREAS, the Company and the Employee now desire to amend the Employment Agreement and Exhibit A-1 to the Employment Agreement to specify the performance based compensation payable by the Company to the Employee for the calendar year 2014.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Fifteenth Amendment, and other good and valuable consideration, the parties to this Fifteenth Amendment agree as follows:

1. All capitalized terms in this Fifteenth Amendment shall have the same meaning as in the Employment Agreement, unless otherwise specified.

2. The Employment Agreement is hereby amended by replacing “Exhibit A-1 — 2013 Performance Goals and Performance Based Compensation” with the attached “Exhibit A-1 — 2014 Performance Goals and Performance Based Compensation” thereto.

3. All other terms and conditions of the Employment Agreement shall remain the same.

IN WITNESS WHEREOF, the parties have caused this Fifteenth Amendment to be duly executed effective as of the day and year first above written.

COMPANY:

WATSCO, INC.

By:	/s/ Barry S. Logan
Barry S. Logan, Senior Vice President

EMPLOYEE:

/s/ Albert H. Nahmad
Albert H. Nahmad

EXHIBIT A-1

2014 Performance Goals and Performance Based Compensation

I.	Formula
A.	Earnings Per Share	Performance Based Compensation Amount

	For each $.01 increase	$65,250

B.	Increase in Common Stock Price
	(i) If the closing price of a share of Common Stock on 12/31/14 does not exceed $96.06	$0
	(ii) If the closing price of a share of Common Stock on 12/31/14 exceeds $96.06 but does not equal or exceed $113.00, for each $0.01 increase in per share price of a share of Common Stock above $96.06	$1,200
	(iii) If the closing price of a share of Common Stock on 12/31/14 equals or exceeds $113.00, for each $0.01 increase in per share price of a share of Common Stock above $96.06	$1,800

II.	Method of Payment

The Performance Based Compensation determined for 2014 under the formula in Section I (the “Performance Based Compensation Amount”) shall be paid in the form of the Company’s grant of a number of shares of Class B Common Stock of the Company (the “Shares”) equal to the amount determined by dividing (x) two times the Performance Based Compensation Amount by (y) the closing price for the Class B Common Stock of the Company on the New York Stock Exchange as of the close of trading on December 31, 2014. The value of any fractional shares shall be paid in cash. The Compensation Committee may, in its sole discretion, exercise negative discretion to reduce the Performance Based Compensation Amount by any amount and instead pay the amount by which the Performance Based Compensation Amount has been reduced in cash on a 1 for 1 basis, rather than converting that amount into Shares on a 2 for 1 basis as described above. The restrictions on the Shares shall lapse on the first to occur of (i) October 15, 2022 (ii) termination of the Executive’s employment with the Company by reason of Executive’s disability or death, (iii) the Executive’s termination of employment with the Company for Good Reason; (iv) the Company’s termination of Executive’s employment without Cause, or (v) the occurrence of a Change in Control of the Company (“Good Reason”, “Cause”, and “Change in Control” to be defined in a manner consistent with the most recent grant of Restricted Stock by the Company to the Executive).

III.	Incentive Compensation Plan

The performance based award and method of payment specified above (the “Award”) are being made by the Compensation Committee pursuant to Section 8 of the Company’s 2001 Amended and Restated Incentive Compensation Plan or any successor plan (the “Incentive Plan”) and are subject to the limitations contained in Section 5 of the Incentive Plan. The Award is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code.

Dated: Effective as of January 1, 2014	/s/ Paul Manley
Paul F. Manley, Chairman
Compensation Committee

Acknowledged and Accepted:

/s/ Albert H. Nahmad
Albert H. Nahmad